Exhibit 10.12

STOCK SALE AND PURCHASE AGREEMENT

This Stock Sale and Purchase Agreement (this “Agreement”), is dated as of April 13, 2016, and is by and between Stasko Living Trust (the “Stockholder”), and Novan, Inc., a Delaware corporation with its principal office in Durham, North Carolina (the “Corporation”).

WITNESSETH:

WHEREAS, the Stockholder wishes to sell and the Corporation wishes to purchase certain shares of the Corporation’s Common Stock owned by the Stockholder;

NOW, THEREFORE, in consideration of the representations, warranties, and covenants herein contained, the Stockholder and the Corporation hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1 General. Subject to the terms and conditions of this Agreement, the Stockholder shall sell to the Corporation an aggregate of Eleven Thousand Four Hundred (11,400) shares of the Common Stock of the Corporation (the “Shares”), and the Corporation, in reliance upon the representations, warranties and covenants of the Stockholder set forth herein, shall purchase and acquire the Shares from the Stockholder at the purchase price hereinafter provided.

1.2 Purchase Price. The per share purchase price shall be Thirteen and 62/100 Dollars ($13.62) and the aggregate purchase price for the Shares (the “Purchase Price”) shall be One Hundred Fifty-five Thousand Two Hundred Sixty Eight and No/100 Dollars for a total of ($155,268.00). The Purchase Price shall be paid by the Corporation to the Stockholder at the Closing by wire transfer of immediately available funds to the account designated on Exhibit A hereto.

ARTICLE II

THE CLOSING

2.1 Closing. The closing of this transaction (the “Closing”) shall be held at the offices of the Corporation on the date of this Agreement, at such time as the parties shall agree, or at such other place, date and time as may be mutually agreed upon by the Corporation and the Stockholder (the “Closing Date”). The Closing shall be effective upon payment of the Purchase Price as provided in Section 1.2 above.

2.2 Actions by the Stockholder at the Closing. At the Closing, the Stockholder shall deliver or cause to be delivered to the Corporation the stock certificate representing 1,000,000 shares of the Corporation’s Common Stock, duly-endorsed or accompanied by stock powers duly-endorsed, and shall take such other actions as may be necessary or appropriate to consummate the transactions provided for herein in accordance with the terms and conditions hereof.

2.3 Actions by the Corporation at the Closing. At the Closing, the Corporation shall deliver to the Stockholder the Purchase Price in accordance with Section 1.2 above, deliver to the Stockholder a stock certificate representing 988,600 shares of the Corporation’s Common Stock (1,000,000 minus 11,400), and take such other actions as may be necessary or appropriate to consummate the transactions provided for herein in accordance with the terms and conditions hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Corporation to enter into this Agreement, the Stockholder represents and warrants to the Corporation as follows:

3.1 Authority. The Stockholder has all requisite right, power, legal capacity and authority to execute and perform its obligations under this Agreement, including without limitation full power and authority to convey all of its right, title and interest in and to the Shares. This Agreement has been duly executed and delivered by the Stockholder and is a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The execution and delivery of, and performance under, this Agreement by the Stockholder will not (i) violate or conflict with the rights of any other person; (ii) result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument, or any judgment or order, to which the Stockholder is a party or subject; or (iii) require any authorization or approval of any other person.

3.2 Absence of Liens, etc. The Stockholder is the lawful holder and owner of record, and beneficial owner, of the Shares. The Stockholder has not granted to any person any proxies, powers of attorney, options, or similar rights or powers with respect to the Shares. At the Closing, upon transfer of the Shares to the Corporation, the Shares will be free and clear of all restrictions on transfer, liens, pledges, security interests or encumbrances of every kind and nature. From time to time, at the Corporation’s request, the Stockholder will defend the Corporation’s title to the Shares, and execute and deliver to the Corporation any and all further instruments, documents, and other papers reasonably requested by the Corporation to evidence that title and otherwise give full force and effect to the full intent and purposes of this Agreement.

3.3 Sale Determination. The Stockholder has made its own independent analysis of the value of the Shares and the fairness and adequacy of the Purchase Price, and of any legal and tax considerations that may be relevant to the Stockholder. The Stockholder has sufficient knowledge of and expertise in financial, business, and tax matters, or has had the opportunity to obtain or has obtained its own legal counsel or other advisor as to these matters, so as to be capable of evaluating the advisability of selling the Shares for the Purchase Price. In deciding to sell the Shares for the Purchase Price, the Stockholder has had access to financial and other information regarding the Corporation, and general market information. The Stockholder’s decision to sell the Shares for the Purchase Price has not been based upon any express or implied representations or warranties of the Corporation (and the Corporation has made no representations or warranties), or of any persons acting or purporting to act on behalf of the Corporation, about the Corporation, the value of the Shares, the fairness or adequacy of the Purchase Price, or any legal or tax consequences of selling the Shares for the Purchase Price.

ARTICLE IV

SURVIVAL OF WARRANTIES; INDEMNIFICATION; RELEASE

4.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitations.

4.2 Indemnification. The Stockholder hereby agrees to defend, indemnify and hold harmless the Corporation from and against any and all losses, liabilities, damages, costs and expenses, including reasonable attorneys’ fees and expenses which may be incurred or suffered by the Corporation as a result of any breach by the Stockholder of this Agreement.

4.3 Release. The Stockholder agrees that the Closing shall constitute a full settlement, release and discharge of any and all claims, rights and causes of action that the Stockholder may have against the Corporation relative to the Shares.

ARTICLE V

GENERAL PROVISIONS

5.1 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

5.2 Multiple Originals etc. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may be executed and delivered by electronic means and such execution of this Agreement shall be deemed an original for all purposes.

5.3 Modifications. This Agreement may only be amended or modified by written instrument signed by all parties hereto.

5.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the sale and purchase of the Shares and supersedes and replaces all prior agreements, arrangements, and understandings with respect thereto between them or any of their affiliates or representatives.

[Signatures appear on next page]

[Signature Page to Stock Sale and Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

NOVAN, INC.

By:	/s/ Richard Peterson
Name:	Richard Peterson

Title:

STASKO LIVING TRUST

By:	/s/ Nathan Stasko
Name:	Nathan Stasko

Title:	Trustee